Exhibit 3.2

BY-LAWS OF BASIC SERVICES, INC.

ARTICLE I
OFFICES

1.  THE PRINCIPAL OFFICES of the corporation shall be in the City of Las Vegas, State of Nevada.  The corporation may have such other offices within or without the State of Nevada as the Board of Directors may designate or as the business of the corporation may from time to time require.

ARTICLE II
STOCKHOLDERS

1.  ANNUAL MEETING.  The annual meeting of the stockholders shall be held on the first Monday in March of every other year commencing with the year 2008 at the hour of 10:00 a.m. for the purpose of electing directors and officers and for the transaction of other business that may come up before the meeting.  If the day fixed for the annual meeting shall be declared a legal holiday, such meeting shall be held on the next succeeding business day.  If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as soon as conveniently may be.

2.  SPECIAL MEETING.  Special meeting of the stockholders may be called by the directors, or by the President.  Special meetings shall be called any time upon the request of the stockholders owning not less than fifty percent (50%) of the outstanding stock of the corporation entitled to vote at such meeting.

3.  PLACE OF MEETING.  All meetings of the stockholders shall be held at the principal office of the corporation in the City of North Las Vegas, State of Nevada or at such other place as shall be determined from time to time by the Board of Directors. If the place of the meeting is not at the principal offices of the corporation, the place of such meeting shall be stated in the call of the meeting.

4.  NOTICE OF MEETING.  Notice of the time and place of the annual meeting of stockholders shall be given by mailing written notice of the meeting at least ten (10) days prior to the meeting to each stockholder of record of the corporation entitled to vote at such meeting, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon.  The notice of the time and place of special meetings shall be given by written notice or by personal notice five (5) days prior to the meeting to each stockholder of record of the corporation entitled to vote at such meeting.

5.  CLOSING OF TRANSFER BOOKS.  For the purpose of determining the stockholders entitled to notice of or entitled to vote at any regular meeting of stockholders or any special meeting, or of determining the stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Directors of the corporation shall provide that the stock transfer books be closed for a stated period, but not to exceed in any case fifty (50) days.  If the stock transfer books are to be closed for or the purpose of determining stockholders entitled to noticed of a special meeting or of the annual meeting of stockholders, such book shall be closed for at least fourteen (14) days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in the case of a meeting of shareholders, not less than (10) days prior to the date on which a particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for determination of shareholders entitled to notice of or to vote at the meeting of shareholders, or shareholders entitled to received payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be record date for such determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.  VOTING LISTS.  The officer or agent in charge of the stock transfer books for the corporation shall prepare before each meeting of stockholders a complete list of stockholders entitled to vote at the meeting arranged in alphabetical order with the address of and number of shares held by each person.  The list shall be prepared five (5) days prior to the stockholders' meeting and shall be keep on file at the principal office of the corporation and subject to inspection during normal business hours by any stockholder. The list shall also be produced and kept open at the stockholders' meeting and shall be subject to inspection by any stockholder during the meeting.

7.  QUORUM.  The quorum at any annual of special meeting of stockholder shall consist of stockholders representing, capital stock of the corporation entitled to vote at such meetings, except as otherwise specifically provided by law or in the Articles of Incorporation.  If a quorum is not present at a properly called stockholders' meeting, the meeting shall be adjourned by then present and an additional and further notice sent to all stockholders notifying them of the adjournment of the meeting and the date and time and place of the adjourned meeting.  At such adjourned meeting.  At such adjourned meeting, at which a quorum is present or represented, business may be transacted which might have been transacted at the meeting as originally notified.

8.  PROXIES.   At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by their duly authorized attorney in fact.  Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.

9.  VOTING OF SHARES.  At all elections for directors of the corporation, each shareholder may cast as many votes in the aggregate as he is entitled to vote under its charter, multiplied by the number of directors to be elected.  Each shareholder may cast a whole number of votes, either in person or by proxy, for one candidate or distribute said votes among two or more candidates.  On all other matters each shareholder shall have one vote for each share of stock owned by the shareholder. All elections for directors of the corporation shall be decided by plurality vote.  All other questions shall be decided by majority vote.

10.  VOTING OF SHARES BY CERTAIN HOLDERS.  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or in the absence of such provision, as the Board of Directors of such corporation may determine.  Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such into her name. Shares standing the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into her name.  Shares standing in the name of a receiver may be voted by such receiver, and the shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into her name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of it own stock belonging to the Corporation shall be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

11.  ORDER OF BUSINESS.  The order of business at all meetings of stockholders shall be as follows:

a.  Roll call.

b.  Proof of notice of meeting or waiver of notice.

c.  Reading of minutes of preceding meeting.

d.  Reports of  Officers.

e.  Reports of Committees.

f.  Election of Directors.

g.  Unfinished Business.

h.  New Business.

12.  INFORMAL ACTION BY SHAREHOLDERS.  Unless otherwise provided in the Nevada Corporate Law, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, and unless the unanimous written consent of all shareholders has been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting.

ARTICLE III
BOARD OF DIRECTORS

1.  GENERAL POWERS.  The business and affairs of the corporation shall be managed by the Board of Directors consisting of not less than one or more than nine directors.  The Board of Directors shall be elected for a term of two years and shall hold office until the successors are elected and qualified.  Directors need not be stockholders.  In addition to the power and authority granted by the By-Laws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things that are not forbidden by statute, Articles of Incorporation, or by these By-Laws.

2.  VACANCIES.  All vacancies in the Board of Directors, whether caused by resignation, death of otherwise, may be filled by a majority vote of the remaining director or directors, even though they constitute less than a quorum, or by a majority vote of the stockholders.  This may be accomplished at any special or regular meeting of the Board of Directors or by the stockholders at any regular or special meeting.  A director thus elected to fill any vacancies shall hold office for the unexpired term of their predecessor and until their successor is elected and qualified.

3.  REGULAR MEETINGS.   A regular meeting of the directors shall be held at the same time as the annual meeting of stockholders.  No notice of the regular meeting of the Board of Directors shall be sent.  The directors may provide by resolution the time and place for the holding of additional regular meetings other than the meeting at the annual meeting of stockholders, by giving notice under their same provisions as that notice given of a stockholders meeting.

4.  SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called at any time by the President, or in her absence, by the Vice President, or by any two directors, to be held at the time and place designated in notice of special meeting.  The notice of special meeting shall be in the same form and done in the same manner as the notice given for stockholders' meeting.

5.  NOTICE.  Notice of any special meeting shall be given at least two (2) days previous thereto by written notice delivered personally or mailed to each director at h is business address, or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the notice be given to the telegraph company.  Any directors may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except; where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.  TELEPHONIC MEETING.  A meeting of the Board of Directors may be had by means of a telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and the participation in a meeting under such circumstances shall constitute presence at the meeting.

7.  QUORUM.  The majority of the Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.  If less than a quorum is present, the meeting shall be adjourned.  Any resolution adopted in writing and executed and signed by a majority of the Board of Directors, accompanied with a showing that the resolution had been presented to all directors, shall constitute and be a valid resolution as if the resolution had been adopted at a meeting at which all directors shall in all respects bind the corporation and constitute full and complete authority for the officers acting pursuant to it.

8.  MANNER OF ACTING.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

9.  ACTION WITHOUT A MEETING.  Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

10.  REMOVAL.  Any director may be removed for cause by the majority vote of the stockholders or by a majority vote of the Board of Directors.  Any director may be removed without cause by a majority vote of the stockholders.

11.  RESIGNATION.  Any director may resign at any time by giving written notice to the Board of Directors and the President or the Secretary or the corporation.  The resignation shall be effective upon receipt of the notice and the acceptance of the resignation shall not be necessary to make it effective.

12.  COMPENSATION.  No compensation shall be paid to directors as such for their services but the Board of  Directors by resolution can fix a sum for expenses for actual attendance at each regular or special meeting of the Board.  Nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving a compensation therefore.

13.  CONTRACTS.  No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that one or more the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporations, provided that such facts are disclosed or made known to the Board of Directors, prior to their authorizing such transaction.  Any director may be a party to or may be interested in any contract or transaction of this Corporation , and no directors shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors prior to their authorization of such contract or transaction, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken.  Such director or directors may be counted in determining the presence of a quorum at such meeting.  This Section shall not be construed to impair, invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

14.  COMMITTEES.  The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designated from among its members an executive committee and such other committees, and alternative members thereof, as they may deem desirable, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

15.  PRESUMPTION OF ASSENT.  A director of a corporation who is present at a meeting of the Board of Directors at which action on any corporate matter has been taken, will be presumed to have assented to the action taken unless their dissent is entered in the minutes of the meeting or unless they had filed their written dissent to such action with the person acting as the Secretary at the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV
OFFICERS

1.  OFFICERS.   The officers of the corporation shall be a President, Vice-Presidents (if needed), a Secretary (if needed) and a Treasurer (if needed), each of whom shall be elected by the Board of Directors.  Such officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board.  In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary.  Any two or more officers may be held by the same person.  Officers may be directors or shareholders of the Corporation.

2.  ELECTION AND TERM OF OFFICERS.  The officers of the corporation shall be elected annually at the regular meeting of the Board of Directors. Each officer shall hold office for one year or until their successor shall have been duly elected and qualified.   They can resign by giving written noticed to any member of the Board of Directors of the corporation.  The resignation shall take effect upon receipt thereof and the acceptance shall not be necessary to make it effective.

3.  RESIGNATION.  Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation.  Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

4.  REMOVAL.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment, the best interests of the corporation would be served by such removal.  Such removal shall be without prejudice to the contractual rights, if any, of the persons so removed.

5.  VACANCIES.   A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired position of the term.

6.  PRESIDENT.   The President shall be the principal executive officer, shall generally supervise and control all the business and affairs of the corporation.  The President shall preside at all meetings of stockholders and of directors.  she shall sign with the Secretary, Certificates for share of Common Stock.  The President shall also sign deeds, mortgages, bonds, contracts of any other instrument which the directors have authorized to be executed by the President.  The President shall be responsible for the Corporate Books, unless this is delegated to another officer.  The President in general shall perform all the duties incident to the office of President and such other during as may be prescribed by she directors from time to time.

7.  VICE-PRESIDENTS.  In the absence of the President, or in the event of a death, inability or refusal to act, the Vice-President shall perform the duties of the President.  When they are so acting, they shall have all the powers of and by subject to all the restrictions of the President.  The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the directors.  The Vice-President shall serve in equal capacity.

8.  SECRETARY.   The secretary shall keep the minutes of the stockholders and of the directors meetings and shall see that all notices are duly given in accordance with the provisions of these By-Laws.  The secretary shall issue the notices for all meetings except that a notice of a special meeting of the directors called at the request of two directors may be issued by those directors.  The secretary shall keep a register of the post office address of each stockholder and shall have general charge of the stock transfer books unless this duty is given to a Transfer Agent.  The secretary shall make reports and perform such other duties as are incident to their office or are properly required of them by the Board of Directors or the President.

9.  TREASURER.   The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation.  He/she shall receive monies due to the corporation and give receipts therefore and shall disperse the funds of the corporation in payment of the demands against the corporation as directed by the officers and the Board of Directors.  He/she shall perform all duties incident to this office of as properly required of him/her by the officers or the Board of Directors.  If required by the directors, the  treasurer shall give a bond for faithful discharge of his/her duties in such sum as the directors shall determine.

10.  SALARIES.  The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officers shall be prevented from receiving such salary by reason of the fact the he/she is also a director of the Corporation.  Salaries of all officers of the corporation shall be fixed by a vote of the Board of Directors.

11.  INABILITY TO ACT.   In case of absence or inability to act of any officer of the corporation, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer of the corporation.

12.  SURETIES AND BONDS.  In the case the Board of Directors shall so require any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his/her duties to the Corporation, including responsibility for negligence for the accounting for all property, funds or securities of the Corporation which may come into his/her hands.

13.  SHARES OF STOCK OF OTHER CORPORATIONS.  Whenever the Corporation is the holder of shares of stock of any other corporation, any right of power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President or such other person as the Board of Directors my authorize.

ARTICLE V
INDEMNITY

1.  INDEMNITY.   The Corporation shall indemnify its directors, officers and employees as follows:

Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII
SHARES OF STOCK

1.  CERTIFICATES.   Certificates representing share of the corporation shall be in a form designated by the directors.  Such certificates shall be signed by the President and Secretary.  All certificates for shares shall be consecutively numbered.  The name and address of the stockholder, the number of shares, and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until, the former certificate for a like number of share has been surrendered and canceled.  The exception is the case of a lost or destroyed or mutilated certificate and in such case a new one may be issued when the person claiming that certificate is lost or destroyed or mutilated certifies to the corporation of that fact and indemnifies the corporation.

2.  TRANSFER OF SHARES.   A transfer of stock shall be made only upon the transfer books of the corporation kept at the office of the corporation or of the corporation or so elected held at a Transfer Agent office.  Only registered stockholders in the transfer books of the corporation shall be entitled to be treated by the corporation as the holders in fact of stock. The corporation shall not be bound to recognize any equitable or other claims to or any interest in any share of stock which is not recorded upon the transfer books of the corporation in a manner prescribed by these By-Laws except as expressly provided by the laws of the State of Nevada.

ARTICLE VIII
FISCAL YEAR

1.  FISCAL YEAR.  The fiscal year of the corporation shall begin on the 1st day of May in each year and end on the 30 day of April.

ARTICLE IX
DIVIDENDS

     1.  DIVIDENDS.  The directors may from time to time declare and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by these By-Laws.

ARTICLE X
SEAL

     1.  SEAL.  The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon, the name Basic Services,  Inc. State of Nevada, 2007, and the words "corporate seal."

ARTICLE XI
WAIVER OF NOTICE

     1.  WAIVER.  Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether made before or after the time stated thereon, shall be deemed equivalent to giving of such notice.

ARTICLE XII
AMENDMENTS

    1.  AMENDMENTS.  Alterations or amendments may be made by an affirmative vote of at least two-thirds of the stockholders in any duly called special or regular meeting or by a majority of the Board of Directors at any duly called regular or special meeting.

The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 28th day of March, 2007.

/s/ Mark DeStefano
Mark DeStefano
Corporate Secretary

AMENDED BYLAWS

OF

ID PERFUMES, INC.

1.	STOCKHOLDERS’ MEETINGS

1.1. Place of Meetings.  Meetings of the stockholders of  ID Perfumes, Inc.  (the “corporation”) shall be held at such place, either within or without the State of Nevada, as the board of directors shall determine.  Rather than holding a meeting at any place, the board of directors may determine that a meeting shall be held solely by means of remote communications, which means shall meet the requirements of  general corporate law of the state of Nevada. (the “Nevada Law”).

1.2. Annual Meeting.  The annual meeting of the stockholders for the election of the directors and the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time designated by the board of directors.

1.3. Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called by the board of directors.  No other person or persons may call a special meeting.  The business to be transacted at any special meeting shall be limited to the purposes stated in the notice.

1.4. Remote Communications.  The board of directors may permit the stockholders and their proxy holders to participate in meetings of the stockholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the Nevada Law.  The board of directors may adopt such guidelines and procedures applicable to participation in stockholders’ meetings by means of remote communication as it deems appropriate.  Participation in a stockholders’ meeting by means of a method of remote communication permitted by the board of directors shall constitute presence in person at the meeting.

1.5. Notice of Meetings.  Notice of the place, if any, date and hour of any stockholders’ meeting shall be given to each stockholder entitled to vote.  The notice shall state the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting.  If the voting list for the meeting is to be made available by means of an electronic network or if the meeting is to be held solely by remote communication, the notice shall include the information required to access the reasonably accessible electronic network on which the corporation will make its voting list available either prior to the meeting or, in the case of a meeting held solely by remote communication, during the meeting.  Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called.  Unless otherwise provided in the Nevada Law, notice shall be given at least 10 days but not more than 60 days before the date of the meeting.  Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the Nevada Law and has been consented to by the stockholder to whom notice is given.  If mailed, notice shall be deemed given when deposited in the U.S. mail, postage prepaid, directed to the stockholder’s address as it appears in the corporation’s records.  If given by a form of electronic transmission consented to by the stockholder to whom notice is given, notice shall be deemed given at the times specified with respect to the giving of notice by electronic transmission in the Nevada Law.  An affidavit of the corporation’s secretary, an assistant secretary or an agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit.

1.6. Quorum.  The presence, in person or by proxy, of the holders of a majority of the voting power of the stock entitled to vote at a meeting shall constitute a quorum.  Where a separate vote by a class or series or classes or series of stock is required at a meeting, the presence, in person or by proxy, of the holders of a majority of the voting power of each such class or series shall also be required to constitute a quorum.  In the absence of a quorum, either the chairperson of the meeting or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn the meeting in the manner provided in Section 1.7 until a quorum shall be present.  A quorum, once established at a meeting, shall not be broken by the withdrawal of the holders of enough voting power to leave less than a quorum.  If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.

1.7. Adjournment of Meetings.  Either the chairperson of the meeting or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn any meeting of stockholders from time to time.  At any adjourned meeting the stockholders may transact any business that they might have transacted at the original meeting.  Notice of an adjourned meeting need not be given if the time and place, if any, or the means of remote communications to be used rather than holding the meeting at any place are announced at the meeting so adjourned, except that notice of the adjourned meeting shall be required if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting.

1.8. Voting List.  At least 10 days before every meeting of the stockholders, the secretary of the corporation shall prepare a complete alphabetical list of the stockholders entitled to vote at the meeting showing each stockholder’s address and number of shares.  This voting list does not need to include electronic mail addresses or other electronic contact information for any stockholder nor need it contain any information with respect to beneficial owners of the shares of stock owned, although it may do so.  For a period of at least 10 days before the meeting, the voting list shall be open to the examination of any stockholder for any purpose germane to the meeting either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the corporation’s principal place of business.  If the list is made available on an electronic network, the corporation may take reasonable steps to ensure that it is available only to stockholders.  If the stockholders’ meeting is held at a place, the voting list shall be produced and kept at that place during the whole time of the meeting.  If the stockholders’ meeting is held solely by means of remote communications, the voting list shall be made available for inspection on a reasonably accessible electronic network during the whole time of the meeting.  In either case, any stockholder may inspect the voting list at any time during the meeting.

1.9. Vote Required.  Subject to the provisions of the Nevada Law requiring a higher level of votes to take certain specified actions and to the terms of the corporation’s certificate of incorporation that set special voting requirements, the stockholders shall take action on all matters other than the election of directors by a majority of the voting power of the stock present, in person or by proxy, at the meeting and entitled to vote on the matter.  The stockholders shall elect directors by a plurality of the voting power of the stock present, in person or by proxy, at the meeting and entitled to vote on the matter.

1.10. Chairperson; Secretary.  The following people shall preside over any meeting of the stockholders: the chairperson of the board of directors, if any, or, in the chairperson’s absence, the vice chairperson of the board of directors, if any, or in the vice chairperson’s absence, the chief executive officer, or, in the absence of all of the foregoing persons, a chairperson designated by the board of directors, or, in the absence of a chairperson designated by the board of directors, a chairperson chosen by the stockholders at the meeting.  In the absence of the secretary and any assistant secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

1.11. Rules of Conduct.  The board of directors may adopt such rules, regulations and procedures for the conduct of any meeting of the stockholders as it deems appropriate, including rules, regulations and procedures regarding participation in the meeting by means of remote communication.  Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the board of directors, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate.  The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) restrict entry to the meeting after the time fixed for its commencement and (iv) limit the time allotted to stockholder questions or comments.  Unless otherwise determined by the board of directors or the chairperson of the meeting, meetings of the stockholders need not be held in accordance with the rules of parliamentary procedure.

1.12. Inspectors of Elections.  The board of directors or the chairperson of a stockholders’ meeting may appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof.  Inspectors may be officers, employees or agents of the corporation.  Each inspector, before entering on the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability.  Inspectors shall have the duties prescribed by the Nevada Law.  At the request of the chairperson of the meeting, the inspector or inspectors shall prepare a written report of the results of the votes taken and of any other question or matter that that inspector or inspectors determined.

1.13. Record Date.  If the corporation proposes to take any action for which the Nevada Law would permit it to set a record date, the board of directors may set such a record date as provided under the Nevada Law.

1.14. Written Consent.  Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote by means of a stockholder written consent meeting the requirements of the Nevada Law.  Prompt notice of the taking of action without a meeting by less than a unanimous written consent shall be given to those stockholders who have not consented as required by the Nevada Law.

2.	DIRECTORS

2.1. Number and Qualifications.  The l board of directors shall consist of  up to seven  members or such number as may be fixed from time to time by resolution of the board of directors.  Directors need not be stockholders.

2.2. Term of Office.  Each director shall hold office until his or her successor is elected or until his or her earlier death, resignation or removal.

2.3. Resignation.  A director may resign, as a director or as a committee member or both, at any time by giving notice in writing or by electronic transmission to the corporation addressed to the board of directors, the chairperson of the board of directors, the president or the secretary.  A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

2.4. Vacancies.  Any vacancy in the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled by a vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director.  If the corporation at the time has outstanding any classes or series or class or series of stock that have or has the right, alone or with one or more other classes or series or class or series, to elect one or more directors, then any vacancy in the board of directors caused by the death, resignation or removal of a director so elected shall be filled only by a vote of the majority of the remaining directors so elected, by a sole remaining director so elected or, if no director so elected remains, by the holders of those classes or series or that class or series.  A director appointed by the board of directors shall hold office for the remainder of the term of the director he or she is replacing.

2.5. Regular Meetings.  The board of directors may hold regular meetings without notice at such times and places as it may from time to time determine, provided that notice of any such determination shall be given to any director who is absent when such a determination is made, and further provided that no such meetings shall be held in the United Kingdom.  A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of the stockholders.

2.6. Special Meetings.  Special meetings of the board of directors may be called by the chairperson of the board of directors, the chief executive officer or by any director.  Notice of any special meeting shall be given to each director and shall state the time and place for the special meeting.

2.7. Notice.  Any time it is necessary to give notice of a board of directors’ meeting, notice shall be given (i) in person or by telephone to the director at least 24 hours in advance of the meeting, (ii) by personally delivering written notice to the director’s last known business or home address at least 48 hours in advance of the meeting, (iii) by delivering an electronic transmission (including, without limitation, via telefacsimile or electronic mail) to the director’s last known number or address for receiving electronic transmissions of that type at least 48 hours in advance of the meeting, (iv) by depositing written notice with a reputable delivery service or overnight carrier addressed to the director’s last known business or home address for delivery to that address no later than the business day preceding the date of the meeting or (v) by depositing written notice in the U.S. mail, postage prepaid, addressed to the director’s last known business or home address no later than the third business day preceding the date of the meeting. Notice of a meeting need not be given to any director who attends a meeting without protesting prior to the meeting or at its commencement to the lack of notice to that director.  A notice of meeting need not specify the purposes of the meeting.

2.8. Quorum.  A majority of the directors in office at the time shall constitute a quorum. Thereafter, a quorum shall be deemed present for purposes of conducting business and determining the vote required to take action for so long as at least a third of the total number of directors are present. In the absence of a quorum, the directors present may adjourn the meeting without notice until a quorum shall be present, at which point the meeting may be held.

2.9. Vote Required.  The board of directors shall act by the vote of a majority of the directors present at a meeting at which a quorum is present.

2.10. Chairperson; Secretary.  If the chairperson and the vice chairperson are not present at any meeting of the board of directors, or if no such officers have been elected, then the board of directors shall choose a director who is present at the meeting to preside over it.  In the absence of the secretary and any assistant secretary, the chairperson may appoint any person to act as secretary of the meeting.

2.11. Use of Communications Equipment.  Directors may participate in meetings of the board of directors or any committee of the board of directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting in this manner shall constitute presence in person at the meeting.

2.12. Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing or by electronic transmission.  The writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the board of directors or of the relevant committee.

2.13. Compensation of Directors.  The board of directors shall from time to time determine the amount and type of compensation to be paid to directors for their service on the board of directors and its committees.

2.14. Committees.  The board of directors may designate one or more committees, each of which shall consist of one or more directors.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.  Any committee shall, to the extent provided in a resolution of the board of directors and subject to the limitations contained in the Nevada Law, have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation. Each committee shall keep such records and report to the board of directors in such manner as the board of directors may from time to time determine.  Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business.  Unless otherwise provided in a resolution of the board of directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these bylaws for the board of directors.

2.15. Chairperson and Vice Chairperson of the Board.  The board of directors may elect from its members a chairperson of the board and a vice chairperson.  If a chairperson has been elected and is present, the chairperson shall preside at all meetings of the board of directors and the stockholders.  The chairperson shall have such other powers and perform such other duties as the board of directors may designate.  If the board of directors elects a vice chairperson, the vice chairperson shall, in the absence or disability of the chairperson, perform the duties and exercise the powers of the chairperson and have such other powers and perform such other duties as the board of directors may designate.

3.	OFFICERS

3.1. Offices Created; Qualifications; Election.  The corporation shall have such officers as the board of directors from time to time may appoint.  Any officer may be, but need not be, a director or stockholder.  The same person may hold any two or more offices.  The board of directors may elect officers at any time.

3.2. Term of Office.  Each officer shall hold office until his or her successor has been elected, unless a different term is specified in the resolution electing the officer, or until his or her earlier death, resignation or removal.

3.3. Removal of Officers.  Any officer may be removed from office at any time, with or without cause, by the board of directors.

3.4. Resignation.  An officer may resign at any time by giving notice in writing or by electronic transmission to the corporation addressed to the board of directors, the chairperson of the board of directors, the president or the secretary.  A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

3.5. Vacancies.  A vacancy in any office may be filled by the board of directors.

3.6. Compensation.  Officers shall receive such amounts and types of compensation for their services as shall be fixed by the board of directors.

3.7. Powers.  Unless otherwise specified by the board of directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these bylaws (if any are so set forth), (ii) set forth in the resolution of the board of directors electing that officer or any subsequent resolution of the board of directors with respect to that officer’s duties or (iii) commonly incident to the office held.

3.8. Chief Executive Officer.  The chief executive officer shall, subject to the direction and control of the board of directors, have general control and management of the business, affairs and policies of the corporation and over its officers and shall see that all orders and resolutions of the board of directors are carried into effect.  The chief executive officer shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation.

3.9. President.  The president shall be subject to the direction and control of the chief executive officer and the board of directors and shall have general active management of the business, affairs and policies of the corporation.  The president shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation.  If the board of directors has not elected a chief executive officer, the president shall be the chief executive officer.  If the board of directors has elected a chief executive officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the president shall have the powers of, and shall perform the duties of, the chief executive officer.

3.10. Vice Presidents.  The vice presidents, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the president and shall have such powers and duties as the board of directors, the chief executive officer or the president may assign to them.  If the board of directors elects more than one vice president, then it shall determine their respective titles, seniority and duties.  If the president is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the vice presidents (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the president.

3.11. Chief Financial Officer.  The chief financial officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the financial affairs of the corporation and shall perform such other duties as the chief executive officer may assign.

3.12. Chief Operating Officer.  The chief operating officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the management and supervision of the day-to-day operations of the corporation and shall perform such other duties as the chief executive officer may assign.

3.13. Treasurer.  The treasurer shall have charge and custody of and be responsible for all funds, securities and valuable papers of the corporation.  The treasurer shall deposit all funds in the depositories or invest them in the investments designated or approved by the board of directors or any officer or officers authorized by the board of directors to make such determinations.  The treasurer shall disburse funds under the direction of the board of directors or any officer or officers authorized by the board of directors to make such determinations.  The treasurer shall keep full and accurate accounts of all funds received and paid on account of the corporation and shall render a statement of these accounts whenever the board of directors or the chief executive officer shall so request.  If the board of directors has not elected a chief financial officer, the treasurer shall be the chief financial officer.  If the board of directors has not elected a controller, the treasurer shall be the controller.

3.14. Assistant Treasurers.  The assistant treasurers, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the treasurer may assign to them.  If the board of directors elects more than one assistant treasurers, then it shall determine their respective titles, seniority and duties.  If the treasurer is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant treasurers (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the treasurer.

3.15. Controller.  The controller, if any, shall be the chief accounting officer of the corporation and shall be in charge of its books of account, accounting records and accounting procedures.

3.16. Secretary.  The secretary shall, to the extent practicable, attend all meetings of the stockholders and the board of directors.  The secretary shall record the proceedings of the stockholders and the board of directors, including all actions by written consent, in a book or series of books to be kept for that purpose.  The secretary shall perform like duties for any committee of the board of directors if the committee so requests.  The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors.  Unless the corporation has appointed a transfer agent, the secretary shall keep or cause to be kept the stock and transfer records of the corporation.  The secretary shall have such other powers and duties as the board of directors, the chief executive officer or the president may determine.

3.17. Assistant Secretaries.  The assistant secretaries, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the secretary may assign to them.  If the board of directors elects more than one assistant secretary, then it shall determine their respective titles, seniority and duties.  If the secretary is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant secretaries (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the secretary.

4.	CAPITAL STOCK

4.1. Stock Certificates.  The corporation’s shares of stock shall be represented by certificates, provided that the board of directors may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series shall be uncertificated shares.  Notwithstanding the adoption of such a resolution, every holder of shares of stock represented by certificates and every holder of uncertificated shares, upon request, shall be entitled to have a certificate representing such shares in such form as shall be approved by the board of directors.  Stock certificates shall be numbered in the order of their issue and shall be signed by or in the name of the corporation by (i) the chairperson or vice chairperson, if any, of the board of directors, the president or a vice president and (ii) the treasurer, an assistant treasurer, the secretary or an assistant secretary.  Any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  Each certificate that is subject to any restriction on transfer shall have conspicuously noted on its face or back either the full text of the restriction or a statement of the existence of the restriction.  Each certificate shall have on its face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

4.2. Registration; Registered Owners.  The name of each person owning a share of the corporation’s capital stock shall be entered on the books of the corporation together with the number of shares owned, the number or numbers of the certificate or certificates covering such shares and the dates of issue of each certificate.  The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

4.3. Stockholder Addresses.  It shall be the duty of each stockholder to notify the corporation of the stockholder’s address.

4.4. Transfer of Shares.  Registration of transfer of shares of the corporation’s stock shall be made only on the books of the corporation at the request of the registered holder or of the registered holder’s duly authorized attorney (as evidenced by a duly executed power of attorney provided to the corporation) and upon surrender of the certificate or certificates representing those shares properly endorsed or accompanied by a duly executed stock power.  The board of directors may make further rules and regulations concerning the transfer and registration of shares of stock and the certificates representing them and may appoint a transfer agent or registrar or both and may require all stock certificates to bear the signature of either or both.

4.5. Lost, Stolen, Destroyed or Mutilated Certificates.  The corporation may issue a new stock certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated.  The board of directors may require the owner of the allegedly lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the corporation such bond or such surety or sureties as the board of directors, in its sole discretion, deems sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate and, in the case of a certificate alleged to have been mutilated, to surrender the mutilated certificate.

5.	GENERAL PROVISIONS

5.1. Waiver of Notice.  Any stockholder or director, may execute a written waiver or give a waiver by electronic transmission of notice of the meeting, either before or after such meeting.  Any such waiver shall be filed with the records of the corporation.  If any stockholder or director shall be present at any meeting it shall constitute a waiver of notice of the meeting, except when that stockholder or director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  A waiver of notice of meeting need not specify the purposes of the meeting.

5.2. Electronic Transmissions.  For purposes of these bylaws, “electronic transmission” shall mean a form of communication not directly involving the physical transmission of paper that satisfies the requirements with respect to such communications contained in the Nevada Law.

5.3. Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

5.4. Voting Stock of Other Organizations.  Except as the board of directors may otherwise designate, each of the chief executive officer and the treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the corporation (with power of substitution) at any meeting of the stockholders, members or other owners of any other corporation or organization the securities or ownership interests of which are owned by the corporation.

5.5. Amendment of Bylaws.  These bylaws, including any bylaws adopted or amended by the stockholders, may be amended or repealed by the board of directors.

6.	INDEMNIFICATION

6.1. Indemnification.  The corporation shall, to the fullest extent permitted by law, indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Action”), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, plan administrator or plan fiduciary of another corporation, partnership, limited liability company, trust, employee benefit plan or other enterprise (an “Indemnified Person”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition that the Indemnified Person actually and reasonably incurs in connection with the Action.

6.2. Advancement of Expenses.  Upon written request from an Indemnified Person, the corporation shall pay the expenses (including attorneys’ fees) incurred by such Indemnified Person in connection with any Action in advance of the final disposition of such Action.  The corporation’s obligation to pay expenses pursuant to this Section shall be contingent upon the Indemnified Person providing the undertaking required by the Nevada Law.

6.3. Non-Exclusivity.  The rights of indemnification and advancement of expenses contained in this Article shall not be exclusive of any other rights to indemnification or similar protection to which any Indemnified Person may be entitled under any agreement, vote of stockholders or disinterested directors, insurance policy or otherwise.

6.4. Heirs and Beneficiaries.  The rights created by this Article shall inure to the benefit of each Indemnified Person and each heir, executor and administrator of such Indemnified Person.

6.5. Effect of Amendment.  Neither the amendment, modification or repeal of this Article nor the adoption of any provision in these bylaws inconsistent with this Article shall adversely affect any right or protection of an Indemnified Person with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

March _______ , 2013	/s/ Ilia Lekach
Ilia Lekach, Chairman
Title